UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
__________________

February 21, 2006

BSI2000, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-28287	88-0418749
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12600 West Colfax Avenue, Suite B-410 Lakewood, Colorado	80215
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(303) 231-9095

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2006, BSI2000, Inc. (the “Company”) entered into a Termination Agreement with Cornell Capital Partners, LP (“Cornell”) pursuant to which the Escrow Agreement dated November 3, 2005 was terminated. The effective date of the Termination Agreement was February 10, 2006.

On February 17, 2006, the Company also entered into an Amended and Restated Securities Purchase Agreement (the “SPA”) with Cornell pursuant to which the Securities Purchase Agreement dated November 3, 2005 was superseded. The effective date of the SPA was February 10, 2006.

Under the terms of the SPA, the Company issued to Cornell secured convertible debentures (the “Debentures”) in the amount of $1,000,000, of which $350,000 was funded on November 10, 2005, $300,000 was funded on February 17, 2006, $100,000 will be funded following an increase in the Company’s common stock, and $250,000 will be funded two business days prior to the date a registration statement is filed with the United State Securities and Exchange Commission pursuant to which the Company will seek registration of the shares of common stock issuable upon conversion of the Debentures and related warrants (described below).

The Debentures are secured by substantially all of the Company’s assets, have a three-year term and accrue interest at 12% per annum. Cornell is entitled, at its option, to convert, and sell all or any part of the principal amount of the debentures, plus accrued interest thereon, into shares of the Company’s common stock at the price per share equal to the lesser of (a) an amount equal to an amount equal to 120% of the closing bid price of the common stock as listed on a principal market as quoted by Bloomberg LP, on February 10, 2006, or (b) an amount equal to 80% of the lowest closing bid price of the common stock for the five trading days immediately preceding the conversion date, which may be adjusted pursuant to the other terms of the Debentures.

The Debentures permit the Company to redeem, with three business days advance written notice to Cornell, a portion or all amounts outstanding under the Debentures prior to the maturity date if the closing bid price of the Company’s common stock, as reported by Bloomberg, LP, is less than the Fixed Price (defined below) at the time of the redemption notice. The Company will pay an amount equal to the principal amount outstanding and accrued interest thereon being redeemed, plus a redemption premium of 20% of the amount redeemed. The “Fixed Price” means an amount equal to 120% of the closing bid price of the Company’s common stock as listed on a principal market as quoted by Bloomberg LP on the conversion date, which may be adjusted pursuant to the other terms of the Debentures.

On February 17, 2006, in connection with the issuance of the Debenture, BSI issued three warrants to Cornell as follows: (i) a warrant to purchase 1,250,000 shares of common stock at an exercise price of $0.04 per share (or as subsequently adjusted under the terms of said warrant); (ii) a warrant to purchase 5,000,000 shares of common stock at an exercise price of $0.02 per share (or as subsequently adjusted under the terms of said warrant); and (iii) a warrant to purchase 15,000,000 shares of common stock at an exercise price of $0.01 (or as subsequently adjusted under the terms of the warrant). Each warrant has a term of five years. The effective date of each of the forgoing warrants was February 10, 2006.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Exhibit No. Description

Exhibit	Description	Location

Exhibit 10.1	Amended and Restated Securities Purchase Agreement, dated effective February 10, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith

Exhibit 10.2	Amended and Restated Investor Registration Rights Agreement, dated effective February 10, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith

Exhibit 10.3	Secured Convertible Debenture, dated effective February 10, 2006, issued to Cornell Capital Partners, LP	Provided herewith

Exhibit 10.4	Third Amended and Restated Security Agreement, dated effective February 10, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith

Exhibit 10.5	Warrant, dated effective February 10, 2006, issued to Cornell Capital Partners, LP	Provided herewith

Exhibit 10.6	Warrant, dated effective February 10, 2006, issued to Cornell Capital Partners, LP	Provided herewith

Exhibit 10.7	Warrant, dated effective February 10, 2006, issued to Cornell Capital Partners, LP	Provided herewith

Exhibit 10.8	Amended and Restated Irrevocable Transfer Agent Instructions, dated effective February 10, 2006, between and among the Company, Cornell Capital Partners, LP and Transfer Agent	Provided herewith

Exhibit 10.9	Termination Agreement, dated effective February 10, 2006, by and between the Company and Cornell Capital Partners, LP	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2006	BSI2000, INC.

By: /s/ Jack Harper
Name: Jack Harper
Title: President